Exhibit 10.8

CONSENT AND AMENDMENT NO. 2

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Consent And Amendment No. 2 to Amended and Restated Loan and Security Agreement (this “Amendment”) is dated as of September 17, 2015 (the “Second Amendment Date”) and is entered into by and among ACELRX PHARMACEUTICALS, INC. (“AcelRx”), a Delaware corporation, and each of its subsidiaries (hereinafter collectively referred to as the “Borrower”), HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership, and HERCULES CAPITAL FUNDING TRUST 2014-1, a statutory trust created under the laws of Delaware (collectively, “Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.     Borrower and Lender have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2013 and amended as of September 24, 2014 (as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.     Borrower and Lender have agreed to amend the Loan Agreement and Lender has agreed to release the security interests in and Liens on the Excluded Assets (as defined below) granted to Lender pursuant to the Loan Agreement, in each case upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.     Consent. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, as of the Second Amendment Date, Lender consents to (i) the release of the security interests in and Liens on the Excluded Assets heretofore granted to Lender pursuant to the Loan Agreement and (ii) the filing of UCC financing statements and such other certificates, instruments and documents that are necessary or desirable for the purpose of evidencing the release of such security interests in and Liens on the Excluded Assets.

2.     Amendments.

2.1     Section 1.1 Definitions.

(a)     New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1 of the Loan Agreement:

“AcelRx Intellectual Property Rights” has the meaning set forth in the PSA.

“Amortization Date” means April 1, 2016, but October 1, 2016 if Borrower achieves the Interest Only Extension Conditions.

“Company Collection Account” has the meaning set forth in the PSA.

“Company Distribution Account” has the meaning set forth in the PSA.

“Excluded Assets” means the Licensed Product, the AcelRx Intellectual Property Rights, the Purchased Assets, the Purchased Interest, the Purchaser Portion, the Licensor Retained Amounts, the Payment Rights, the Royalties, the Grunenthal Agreements, the Company Collection Account and the Company Distribution Account and all money, deposits, investment property, and other property now or at any time hereafter therein, and any funds deposited therein, and any interest thereon, any and all other rights, duties and obligations of Borrower under the Transaction Documents and the Grunenthal Agreements, and in each case all Proceeds of each of the foregoing and all additions and accessions to, all improvements to, substitutions and replacements for, and rents, profits and products of each of the foregoing, so long as the PSA and SPSA are in effect.

“Grunenthal License” means collectively that certain Collaboration and License Agreement entered into as of December 16, 2013 between Borrower and Grunenthal GmbH, as amended, modified, supplemented or restated from time to time, including by that certain First Amendment to the Collaboration and License Agreement effective as of July 17, 2015.

“Grunenthal Manufacture and Supply Agreement” means collectively that certain Manufacture and Supply Agreement entered into as of December 16, 2013 between Borrower and Grunenthal GmbH, as amended, modified, supplemented or restated from time to time, including by that certain First Amendment to the Manufacture and Supply Agreement effective as of July 17, 2015.

“Grunenthal Agreements” means collectively the Grunenthal License and the Grunenthal Manufacture and Supply Agreement.

“Interest Only Extension Conditions” means satisfaction of each of the following events on or before April 1, 2016: (a) no default or Event of Default shall have occurred and be continuing; (b) Borrower achieves favorable results in the ARX-04 phase 3 study (SAP-301), as measured by the primary and second endpoints in the SAP-301 study which are required to meet the final efficacy requirements for an NDA filing with the U.S. Food and Drug Administration; and (c) Grunenthal GmbH receives European Union approval of its marketing authorization application for Zalviso.

“Licensed Product” has the meaning set forth in the PSA.

“Licensor Retained Amounts” has the meaning set forth in the PSA.

“New License Agreement” has the meaning set forth in the PSA.

“Non-Renewable Facility Fee” means $204,663.25, which fee is due to Collateral Agent on or prior to the Second Amendment Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Payment Rights” has the meaning set forth in the PSA.

“PDL” means PDL BioPharma, Inc.

“PSA” means that certain Purchase and Sale Agreement between Borrower, as seller, and ARPI LLC, as purchaser, dated as of September 17, 2015, as amended, modified, supplemented or restated from time to time.

“Purchased Assets” has the meaning set forth in the PSA.

“Purchased Interest” has the meaning set forth in the SPSA.

“Purchaser Portion” has the meaning set forth in the PSA.

“Royalties” has the meaning set forth in the PSA.

“Servicing Agreement” means that certain Servicing Agreement by and among ARPI LLC, PDL and AcelRx, dated as of September 17, 2015, as amended, modified, supplemented or restated from time to time.

“Servicing Files” has the meaning set forth in the Servicing Agreement.

“SPSA” means that certain Subsequent Purchase and Sale Agreement between ARPI LLC, as seller, and PDL, as purchaser, dated as of September 17, 2015, as amended, modified, supplemented or restated from time to time.

“Transaction Documents” has the meaning set forth in the PSA.

“Warrant Amendments” means those certain amendments to the Warrants being made concurrently herewith.

(b)     Amended Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith, but specifically excluding any such property licensed to Grunenthal GmbH pursuant to the Grunenthal Agreements or to any other Person pursuant to a New License Agreement for so long as the PSA and the SPSA remain in effect.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $200,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) obligations of Borrower under the Transaction Documents, (ix) other Indebtedness in an amount not to exceed $500,000 at any time outstanding, and (x) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP to the extent required thereby; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not overdue; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; (xv) Liens on Excluded Assets, for so long as the PSA and the SPSA are in effect; (xvi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) dispositions expressly permitted under Section 7.7, 7.8 or 7.10 hereof, (v) dispositions arising from the abandonment of fixtures and other similar tenant improvements in connection with office relocations, (vi) transfers of Excluded Assets pursuant to the Grunenthal Agreements, any New License Agreement, the PSA, the SPSA and the Servicing Agreement, including without limitation transfers of Royalties, Payment Rights, Purchased Assets, the Purchaser Portion and the Purchased Interest, in each case for so long as the PSA and the SPSA are in effect; and (vii) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto, but specifically excluding with respect to clauses (i) and (ii) any such property received under the Grunenthal Agreements or any New License Agreement, as applicable, and any Servicing Files, in each case for so long as the PSA and the SPSA are in effect.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto, but specifically excluding ARPI LLC.

“Term Loan Maturity Date” means October 1, 2017.

“Warrant” means the warrants entered into in connection with the Loan, as thereafter amended from time to time, including without limitation, by the terms of the Warrant Amendments.

3.     Amendments.

3.1     Section 2.2(d). Section 2.2(d) is hereby amended and restated in its entirety as follows:

2.2(d)     Payment. Borrower will pay interest on each Term Loan Advance on the first day of each month, beginning the month after the Second Amendment Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first business day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Except to the extent Borrower pays any regularly scheduled installments of principal and/or optional prepayments of principal in Common stock in accordance with, and subject to the limitations set forth in, Section 2.2(e), Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Note or Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Collateral Agent or Lender in connection with Section 11.11 of this Agreement.

3.2     Section 3.1. Section 3.1 is hereby amended and restated in its entirety as follows:

3.1     As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Collateral Agent and Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment. Upon payment in full in cash of the Secured Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and at such time as this Agreement has been terminated, the Collateral Agent and Lender shall, at Borrower’s sole cost and expense, release their Liens in the Collateral and all rights therein shall revert to Borrower. Notwithstanding anything else set forth herein, the Collateral shall specifically exclude the Excluded Assets for so long as the PSA and SPSA remain in effect, but upon the termination or expiration of the PSA and the SPSA, the Excluded Assets (to the extent they do not consist of Intellectual Property) shall automatically be subject to the security interest granted in favor of Collateral Agent and Lender hereunder and become part of the Collateral.

3.3     Section 7.6. Section 7.6 is hereby amended and restated in its entirety to read as follows:

7.6     Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness incurred to finance the acquisition of such property, (ii) Liens on Excluded Assets described in subsection (xv) of the definition of Permitted Liens, and (iii) restrictions by reason of customary provisions restricting assignment, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens, Excluded Assets or the property or assets subject to such leases, licenses or similar agreements, as the case may be), Borrower shall not agree with any Person other than Lender not to encumber its property.

3.4     Section 11.13. Section 11.13 is hereby amended and restated in its entirety to read as follows:

11.13     Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”), provided, however, that any transfer by Lender of the Note shall be subject to compliance with applicable federal and state securities laws. After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

4.     Borrower’s Representations And Warranties. Borrower represents and warrants that:

4.1     Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

4.2     Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

4.3     The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

4.5     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

4.6     As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

5.     Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

6.     Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

6.1     Amendments. Borrower and Lender shall have duly executed and delivered this Amendment to Lender, together with the Warrant Amendments and a certified copy of resolutions of Borrower’s board of directors evidencing the approval of the Second Amendment and the Warrant Amendment and the transactions evidenced thereby.

6.2     Payment of Non-Renewable Facility Fee. Borrower shall have paid to Collateral Agent on behalf of Lenders the Non-Renewable Facility Fee.

6.3     Payment of Lender Expenses. Borrower shall have paid all Lender Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

6.4     Receipt of Purchase Price under PSA. Borrower shall have received gross proceeds of $65,000,000 pursuant to Section 2.2 of the PSA, and such funds shall be held in an account of Borrower that is subject to an Account Control Agreement.

7.     Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

8.     Incorporation By Reference.  The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

ACELRX PHARMACEUTICALS, INC.

Signature: __/s/ Timothy E. Morris___

Print Name: __Timothy E. Morris_____

Title: __Chief Financial Officer__

Accepted in Palo Alto, California:

LENDER:

HERCULES CAPITAL FUNDING TRUST	HERCULES TECHNOLOGY II, L.P.,
2014-1	a Delaware limited partnership

Signature:__/s/ Ben Bang__________________	By: Hercules Technology SBIC
Ben Bang, Associate General Counsel	Management, LLC, its General
Partner

By: Hercules Technology Growth
Capital, Inc., its Manager

By: ____/s/ Ben Bang______________
Ben Bang, Associate General
Counsel